Exhibit 99.1

UMB Financial Corporation News Release

1010 Grand Boulevard

Kansas City, MO 64106

816.860.7000

umb.com

//FOR IMMEDIATE RELEASE//

Media Contact: Stephanie Hague: 816.729.1027

Investor Relations Contact: Kay Gregory: 816.860.7106

UMB Financial Corporation Reports Fourth Quarter Net Income of $120.0 Million and Net Operating Income(i) of $122.6 Million.

Full-Year 2024 Net Income of $441.2 Million; Net Operating Income(i) of $461.7 Million.

Fourth Quarter 2024 Financial Highlights

•
GAAP net income of $120.0 million, or $2.44 per diluted share.
•
Net operating income(i) of $122.6 million, or $2.49 per diluted share.
•
Average loans increased 14.8% on a linked-quarter, annualized basis, to $25.3 billion.
•
Average loans increased $2.2 billion, or 9.4%, as compared to the fourth quarter of 2023.
•
Average deposits increased 30.9% on a linked-quarter, annualized basis, to $38.0 billion.
•
Credit quality remained strong, with net charge-offs of just 0.10% of average loans for the year ended December 31, 2024.

KANSAS CITY, Mo. (January 28, 2025) – UMB Financial Corporation (Nasdaq: UMBF), a financial services company, announced net income for the fourth quarter of 2024 of $120.0 million, or $2.44 per diluted share, compared to $109.6 million, or $2.23 per diluted share, in the third quarter (linked quarter) and $70.9 million, or $1.45 per diluted share, in the fourth quarter of 2023.

Net operating income, a non-GAAP financial measure reconciled later in this release to net income, the nearest comparable GAAP measure, was $122.6 million, or $2.49 per diluted share, for the fourth quarter of 2024, compared to $110.4 million, or $2.25 per diluted share, for the linked quarter and $112.0 million, or $2.29 per diluted share, for the fourth quarter of 2023. Operating pre-tax, pre-provision income (operating PTPP), a non-GAAP measure reconciled later in this release to the components of net income before taxes, the nearest comparable GAAP measure, was $166.9 million, or $3.39 per diluted share, for the fourth quarter of 2024, compared to $154.6 million, or $3.15 per diluted share, for the linked quarter, and $134.9 million, or $2.76 per diluted share, for the fourth quarter of 2023. These operating PTPP results represent increases of 8.0% on a linked-quarter basis and 23.7% compared to the fourth quarter of 2023.

“Our fourth quarter financial results punctuated a successful year for UMB Financial, driven by strong operating fundamentals that are the core of our investment thesis for shareholders,” said Mariner Kemper, UMB Financial Corporation chairman and chief executive officer. “Our 2024 results reflect strong growth on both sides of the balance sheet, continued momentum and new client acquisitions in many of our fee income businesses, excellent credit quality metrics and disciplined expense management. We set new company records with annual net income of $441.2 million, net operating income of $461.7 million, net interest income that surpassed $1.0 billion, and noninterest income of $628.1 million.

“For the fourth quarter, net interest income increased 8.7% sequentially driven by both an 11-basis-point increase in net interest margin and a 15.6% linked-quarter annualized increase in average earning assets. Additionally, the strength of our fee income businesses propelled a 4.1% increase in noninterest income compared to the third quarter of 2024. Average loan balances increased 14.8% on a linked-quarter annualized basis, driven by top line loan production of $1.6 billion, another record for us.

“With the previously announced receipt of necessary approvals, we are excited to close our merger with Heartland Financial, slated for January 31, 2025. Teams at both companies have been diligently working to prepare for the closing and integration of our two franchises.”

(i) A non-GAAP financial measure reconciled later in this release to net income, the nearest comparable GAAP measure.

Fourth Quarter 2024 earnings discussion

Summary of quarterly financial results	UMB Financial Corporation
(unaudited, dollars in thousands, except per share data)
	Q4	Q3	Q4
	2024	2024	2023
Net income (GAAP)	$119,997	$109,643	$70,923
Earnings per share - diluted (GAAP)	2.44	2.23	1.45

Operating pre-tax, pre-provision income (Non-GAAP)(i)	166,901	154,594	134,901
Operating pre-tax, pre-provision earnings per share - diluted (Non-GAAP)(i)	3.39	3.15	2.76

Operating pre-tax, pre-provision income - FTE (Non-GAAP)(i)	173,270	161,195	141,571
Operating pre-tax, pre-provision earnings per share - FTE - diluted (Non-GAAP)(i)	3.52	3.28	2.90

Net operating income (Non-GAAP)(i)	122,577	110,358	112,038
Operating earnings per share - diluted (Non-GAAP)(i)	2.49	2.25	2.29

GAAP
Return on average assets	1.06%	1.01%	0.69%
Return on average equity	13.53	12.63	9.52
Efficiency ratio	61.83	61.69	77.65

Non-GAAP(i)
Operating return on average assets	1.08%	1.01%	1.10%
Operating return on average equity	13.82	12.71	15.04
Operating efficiency ratio	61.12	61.46	63.06

(i) See reconciliation of Non-GAAP measures to their nearest comparable GAAP measures later in this release.

Summary of revenue	UMB Financial Corporation
(unaudited, dollars in thousands)
	Q4	Q3	Q4	CQ vs.	CQ vs.
	2024	2024	2023	LQ	PY
Net interest income	$268,974	$247,376	$230,522	$21,598	$38,452
Noninterest income:
Trust and securities processing	76,861	74,222	66,584	2,639	10,277
Trading and investment banking	6,185	7,118	5,751	(933)	434
Service charges on deposit accounts	21,405	20,089	21,330	1,316	75
Insurance fees and commissions	425	282	238	143	187
Brokerage fees	18,635	15,749	13,439	2,886	5,196
Bankcard fees	21,089	22,394	18,672	(1,305)	2,417
Investment securities gains, net	593	2,623	1,014	(2,030)	(421)
Other	20,018	16,266	13,226	3,752	6,792
Total noninterest income	$165,211	$158,743	$140,254	$6,468	$24,957
Total revenue	$434,185	$406,119	$370,776	$28,066	$63,409
Net interest income (FTE)	$275,343	$253,977	$237,192
Net interest margin (FTE)	2.57%	2.46%	2.46%
Total noninterest income as a % of total revenue	38.1	39.1	37.8

Net interest income

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Fourth quarter 2024 net interest income totaled $269.0 million, an increase of $21.6 million, or 8.7%, from the linked quarter, driven primarily by balance sheet growth, favorable reinvestment yields, as well as decreased interest expense due to the mix shift in the funding composition and repricing of deposits following the reduction in short-term interest rates. These benefits were partially offset by repricing of variable rate loans in response to reductions in the Secured Overnight Financing Rate (SOFR) and Prime rates.
•
Average earning assets increased $1.6 billion, or 3.9%, from the linked quarter, largely driven by increases of $902.6 million in average loans, $585.6 million in average securities, and $101.7 million in federal funds sold and resell agreements.
•
Average interest-bearing liabilities increased $487.1 million, or 1.6%, from the linked quarter, primarily driven by an increase of $1.6 billion in interest-bearing deposits, partially offset by a decrease of $1.1 billion in borrowed funds driven by the repayment of borrowings under the Bank Term Funding Program (BTFP) and Federal Home Loan Bank (FHLB) advances. Average noninterest-bearing demand deposits increased $1.1 billion, or 12.0%, as compared to the linked quarter.
•
Net interest margin for the fourth quarter was 2.57%, an increase of 11 basis points from the linked quarter, driven by the decreased cost of interest-bearing liabilities due to lower short-term interest rates and a favorable mix shift in the funding composition, partially offset by decreased loan yields and earning asset mix changes. The cost of interest-bearing liabilities decreased 39 basis points sequentially to 3.79%. Total cost of funds decreased 36 basis points from the linked quarter to 2.80%. Average loan yields decreased 33 basis points while earning asset yields decreased 23 basis points from the linked quarter.
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On a year-over-year basis, net interest income increased $38.5 million, or 16.7%, driven by a $4.3 billion, or 11.3%, increase in average earning assets, partially offset by higher interest costs due to higher short-term interest rates and unfavorable mix shift in the composition of liabilities.
•
Compared to the fourth quarter of 2023, average earning assets increased $4.3 billion, or 11.3%, largely driven by the increase in average loans noted above, an increase of $1.2 billion in interest-bearing due from banks, and an increase of $743.3 million in average securities.

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Average deposits increased 16.3% compared to the fourth quarter of 2023. Average interest-bearing deposits increased 21.4% and noninterest-bearing demand deposit balances increased 5.1% compared to the fourth quarter of 2023. Average demand deposit balances comprised 28.0% of total deposits, compared to 26.9% in the linked quarter and 31.0% in the fourth quarter of 2023.
•
Average borrowed funds decreased $1.1 billion as compared to the linked quarter and $1.9 billion as compared to the fourth quarter of 2023, driven by the repayment of borrowings under the BTFP and FHLB advances.

Noninterest income

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Fourth quarter 2024 noninterest income increased $6.5 million, or 4.1%, on a linked-quarter basis, largely due to:
o
A gain of $4.1 million related to the previously announced sale of UMB Distribution Services during the fourth quarter of 2024 recorded in other income.
o
An increase of $2.9 million in brokerage income primarily driven by higher 12b-1 fees and money market income.
o
An increase of $2.6 million in trust and securities processing driven by strong activity in the corporate trust, private wealth, funds services and investor solutions lines of business.
o
An increase of $1.7 million in derivative income, recorded in other income.
o
These increases were partially offset by the following decreases:
▪
A decrease of $2.0 million in investment securities gains, primarily driven by decreased valuations in the company's non-marketable securities.
▪
A decrease of $2.0 million in company-owned life insurance income, recorded in other income. The decrease in company-owned life insurance was offset by a proportionate decrease in deferred compensation expense as noted below.
•
Compared to the prior year, noninterest income in the fourth quarter of 2024 increased $25.0 million, or 17.8%, primarily driven by:

o
An increase of $5.2 million in brokerage income primarily driven by higher 12b-1 fees and money market income.
o
Increases of $4.8 million in fund services income, $3.5 million in corporate trust income, and $2.0 million in trust income, all recorded in trust and securities processing.
o
A gain of $4.1 million related to the sale of UMB Distribution Services and a gain of $1.0 million on the sale of art during the fourth quarter of 2024, both recorded in other income.
o
An increase of $2.4 million in bankcard income, primarily due to increased card purchase volume and related interchange income.
o
An increase of $1.2 million in derivative income, recorded in other income.

Noninterest expense

Summary of noninterest expense	UMB Financial Corporation
(unaudited, dollars in thousands)
	Q4	Q3	Q4	CQ vs.	CQ vs.
	2024	2024	2023	LQ	PY
Salaries and employee benefits	$161,062	$146,984	$134,231	$14,078	$26,831
Occupancy, net	11,272	12,274	12,296	(1,002)	(1,024)
Equipment	15,312	15,988	16,579	(676)	(1,267)
Supplies and services	3,173	4,967	5,546	(1,794)	(2,373)
Marketing and business development	8,999	6,817	6,659	2,182	2,340
Processing fees	30,565	29,697	27,271	868	3,294
Legal and consulting	12,229	9,518	8,424	2,711	3,805
Bankcard	9,398	12,482	8,677	(3,084)	721
Amortization of other intangible assets	1,917	1,917	2,048	—	(131)
Regulatory fees	5,255	4,686	59,183	569	(53,928)
Other	11,179	7,124	9,060	4,055	2,119
Total noninterest expense	$270,361	$252,454	$289,974	$17,907	$(19,613)

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GAAP noninterest expense for the fourth quarter of 2024 was $270.4 million, an increase of $17.9 million, or 7.1%, from the linked quarter and a decrease of $19.6 million, or 6.8% from the fourth quarter of 2023. Operating noninterest expense, a non-GAAP financial measure reconciled later in this release to noninterest expense, the nearest comparable GAAP measure, was $267.3 million for the fourth quarter of 2024, an increase of $15.8 million, or 6.3%, from the linked quarter and an increase of $31.4 million, or 13.3%, from the fourth quarter of 2023.
•
The linked-quarter increase in GAAP noninterest expense was driven by:
o
An increase of $15.4 million in salaries and bonus expense, recorded in salaries and employee benefits, primarily driven by increased bonuses due to improved company performance.
o
An increase of $4.5 million in operational losses, recorded in other expense.
o
An increase of $2.7 million in legal and consulting expense driven by expense related to the announced acquisition of Heartland Financial USA, Inc. and an increase of $2.2 million in marketing and business development due to the timing of multiple advertising campaigns and increased travel and entertainment expense.
o
These increases were partially offset by the following decreases:
▪
A decrease of $3.1 million in bankcard expense driven by lower administrative expense.
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A decrease of $1.8 million in deferred compensation expense, recorded in salaries and employee benefits. The decrease in deferred compensation expense was offset by the decrease in company-owned life insurance income noted above.
▪
A decrease of $1.8 million in supplies driven by purchases of computers during the third quarter of 2024.
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The year-over-year decrease in GAAP noninterest expense was driven by:
o
A decrease of $53.9 million in regulatory fees expense driven by the $52.8 million expense recorded in the fourth quarter of 2023 related to the industry-wide FDIC special assessment levied as a result of the 2023 bank failures.

o
A decrease of $2.4 million in supplies driven by purchases of computers during the fourth quarter of 2023.
o
These decreases were partially offset by the following increases:
▪
An increase of $26.8 million in salaries and employee benefits, primarily driven by increased bonuses due to improved company performance.
▪
An increase of $3.8 million in legal and consulting driven by expense related to the announced acquisition of Heartland Financial USA, Inc.
▪
Increases of $3.3 million in processing fees expense due to increased software subscription costs and $2.3 million in marketing and business development due to the timing of multiple campaigns and increased travel and entertainment expense.

Full Year 2024 earnings discussion

Net income for the year ended December 31, 2024, was $441.2 million, or $8.99 per diluted share, compared to $350.0 million, or $7.18 per diluted share in 2023. The results for 2024 include $6.6 million in pre-tax expense for the FDIC special assessment, compared to $52.8 million in pre-tax expense in 2023. Net operating income, a non-GAAP financial measure reconciled to net income, the nearest comparable GAAP measure, later in this release, was $461.7 million, or $9.41 per diluted share, compared to $397.1 million, or $8.14 per diluted share in 2023. These results represent an increase of $64.6 million, or 16.3% as compared to 2023. Operating PTPP, a non-GAAP financial measure reconciled later in this release to the components of net income before taxes, the nearest comparable GAAP measure, was $625.8 million, or $12.75 per diluted share, compared to $524.8 million, or $10.76 per diluted share in 2023. These results represent an increase of 19.2% as compared to 2023.

Summary of year-to-date financial results	UMB Financial Corporation
(unaudited, dollars in thousands, except per share data)	December	December
	YTD	YTD
	2024	2023
Net income (GAAP)	$441,243	$350,024
Earnings per share - diluted (GAAP)	8.99	7.18

Operating pre-tax, pre-provision income (Non-GAAP)(i)	625,786	524,791
Operating pre-tax, pre-provision earnings per share - diluted (Non-GAAP)(i)	12.75	10.76

Operating pre-tax, pre-provision income - FTE (Non-GAAP)(i)	651,679	551,150
Operating pre-tax, pre-provision earnings per share - FTE - diluted (Non-GAAP)(i)	13.28	11.30

Net operating income (Non-GAAP)(i)	461,745	397,115
Operating earnings per share - diluted (Non-GAAP)(i)	9.41	8.14

GAAP
Return on average assets	1.02%	0.88%
Return on average equity	13.24	12.23
Efficiency ratio	62.56	67.76

Non-GAAP(i)
Operating return on average assets	1.07%	1.00%
Operating return on average equity	13.85	13.87
Operating efficiency ratio	61.12	63.52

•
Net interest income increased $80.8 million, or 8.8% year-over-year due to a $3.3 billion, or 8.9%, increase in average earning assets, coupled with the impacts from increased short-term and long-term interest rates in 2024 as compared to 2023. The increase in earning assets was driven by an increase of $1.9 billion, or 8.4%, in average loans, and an increase of $1.4 billion, or 70.2%, in average interest-bearing due from banks as compared to 2023. Average interest-bearing liabilities increased $3.4 billion, or 13.3%, while noninterest-bearing demand deposits decreased $563.1 million, or 5.3%, as expected in a higher interest rate environment. The yield on earning assets increased 41 basis points, while the cost of interest-bearing liabilities increased 44 basis points. Net interest margin for 2024 was 2.51%, compared to 2.52% in 2023.
•
Full-year noninterest income increased $86.3 million, or 15.9%, due to:
o
Increases of $20.5 million in fund services income, $7.7 million in corporate trust income, and $5.1 million in trust income, all recorded in trust and securities processing.
o
An increase of $14.1 million in other income, primarily driven by gains on the sale of UMB Distribution Services, art, and land, as well as the recognition of $4.0 million from a legal settlement, all recorded during 2024.
o
An increase of $13.9 million in investment securities gains, primarily driven by increased valuations in the company's non-marketable securities in 2024, coupled with the $4.9 million impairment loss on an available-for-sale subordinated debt security recorded in the prior year.
o
Increases of $13.1 million in bankcard income due to higher interchange revenue, $7.4 million in brokerage income, due to higher 12b-1 fees and money market income, and $4.6 million in investment banking due to increased trade volume.
•
Full-year GAAP noninterest expense increased $27.5 million, or 2.8% due to:
o
An increase of $40.5 million in salaries and employee benefits, driven by increases of $36.4 million in salaries and bonus expense and $4.1 million in employee benefits expense.
o
An increase of $16.2 million in legal and consulting expense driven by expense related to the announced acquisition of Heartland Financial USA, Inc.
o
Increases of $14.8 million in processing fees, driven by increased software subscription costs, and $11.3 million in bankcard expense driven by higher administrative expense.
o
These increases were partially offset by the following decreases:
▪
A decrease of $45.1 million in regulatory fees driven by the reduced FDIC special assessment expense during 2024 as compared to 2023. The results for 2024 and 2023 include expense of $6.6 million and $52.8 million, respectively, for the industry-wide FDIC special assessment.
▪
Decreases of $5.3 million in equipment expense, driven by reduced software expense, and $3.7 million in other expense, primarily due to fewer operational losses and decreased charitable contributions in 2024 as compared to 2023.

Income taxes

•
The company’s effective tax rate was 18.5% for the year ended December 31, 2024, compared to 17.0% for the same period in 2023. The increase in the effective tax rate in 2024 is primarily attributable to a smaller portion of income being earned from tax-exempt municipal securities and higher non-deductible acquisition costs in 2024. These increases were partially offset by an increase in federal tax credits, net of related amortization.

Balance sheet

•
Average total assets for the fourth quarter of 2024 were $45.0 billion compared to $43.3 billion for the linked quarter and $40.5 billion for the same period in 2023.

Summary of average loans and leases - QTD Average			UMB Financial Corporation
(unaudited, dollars in thousands)
	Q4	Q3	Q4	CQ vs.	CQ vs.
	2024	2024	2023	LQ	PY
Commercial and industrial	$10,637,952	$10,176,502	$9,825,043	$461,450	$812,909
Specialty lending	491,546	508,957	496,816	(17,411)	(5,270)
Commercial real estate	10,007,361	9,669,076	8,890,057	338,285	1,117,304
Consumer real estate	3,143,613	3,045,229	2,945,114	98,384	198,499
Consumer	177,341	164,105	153,791	13,236	23,550
Credit cards	630,373	613,663	495,502	16,710	134,871
Leases and other	201,602	209,631	302,740	(8,029)	(101,138)
Total loans	$25,289,788	$24,387,163	$23,109,063	$902,625	$2,180,725

•
Average loans for the fourth quarter of 2024 increased $902.6 million, or 3.7%, on a linked-quarter basis and $2.2 billion, or 9.4%, compared to the fourth quarter of 2023.

Summary of average securities - QTD Average	UMB Financial Corporation
(unaudited, dollars in thousands)
	Q4	Q3	Q4	CQ vs.	CQ vs.
	2024	2024	2023	LQ	PY
Securities available for sale:
U.S. Treasury	$1,131,295	$821,308	$859,114	$309,987	$272,181
U.S. Agencies	159,808	166,250	169,723	(6,442)	(9,915)
Mortgage-backed	4,200,465	3,888,879	3,466,152	311,586	734,313
State and political subdivisions	1,241,033	1,240,199	1,218,176	834	22,857
Corporates	321,939	320,570	345,634	1,369	(23,695)
Collateralized loan obligations	359,053	340,604	349,149	18,449	9,904
Total securities available for sale	$7,413,593	$6,777,810	$6,407,948	$635,783	$1,005,645
Securities held to maturity:
U.S. Agencies	$116,316	$116,286	$123,195	$30	$(6,879)
Mortgage-backed	2,542,385	2,597,430	2,756,528	(55,045)	(214,143)
State and political subdivisions	2,765,663	2,785,138	2,825,138	(19,475)	(59,475)
Total securities held to maturity	$5,424,364	$5,498,854	$5,704,861	$(74,490)	$(280,497)
Trading securities	$25,224	$19,743	$16,880	$5,481	$8,344
Other securities	466,545	447,698	456,758	18,847	9,787
Total securities	$13,329,726	$12,744,105	$12,586,447	$585,621	$743,279

•
Average total securities increased 4.6% on a linked-quarter basis and increased 5.9% compared to the fourth quarter of 2023.
•
At December 31, 2024, the unrealized pre-tax net loss on the available-for-sale securities portfolio was $633.3 million, or 7.5% of the $8.4 billion amortized cost balance. At December 31, 2024, the unrealized pre-tax net loss on the securities designated as held to maturity was $630.0 million, or 11.7% of the $5.4 billion amortized cost value.

Summary of average deposits - QTD Average		UMB Financial Corporation
(unaudited, dollars in thousands)
	Q4	Q3	Q4	CQ vs.	CQ vs.
	2024	2024	2023	LQ	PY
Deposits:
Noninterest-bearing demand	$10,637,616	$9,502,106	$10,118,748	$1,135,510	$518,868
Interest-bearing demand and savings	25,367,316	23,779,651	19,457,878	1,587,665	5,909,438
Time deposits	2,012,287	2,010,199	3,098,636	2,088	(1,086,349)
Total deposits	$38,017,219	$35,291,956	$32,675,262	$2,725,263	$5,341,957
Noninterest bearing deposits as % of total	28.0%	26.9%	31.0%

•
Average deposits increased 7.7% on a linked-quarter basis and 16.3% compared to the fourth quarter of 2023.

Capital

Capital information	UMB Financial Corporation
(unaudited, dollars in thousands, except per share data)
	December 31, 2024	September 30, 2024	December 31, 2023
Total equity	$3,466,541	$3,535,489	$3,100,419
Accumulated other comprehensive loss, net	(573,050)	(395,856)	(556,935)
Book value per common share	71.02	72.45	63.85
Tangible book value per common share (Non-GAAP)(i)	65.46	66.86	58.12

Regulatory capital:
Common equity Tier 1 capital	$3,802,257	$3,691,874	$3,418,676
Tier 1 capital	3,802,257	3,691,874	3,418,676
Total capital	4,445,872	4,324,890	4,014,910

Regulatory capital ratios:
Common equity Tier 1 capital ratio	11.29%	11.22%	10.94%
Tier 1 risk-based capital ratio	11.29	11.22	10.94
Total risk-based capital ratio	13.21	13.14	12.85
Tier 1 leverage ratio	8.50	8.58	8.49

(i) See reconciliation of Non-GAAP measures to their nearest comparable GAAP measures later in this release.

•
At December 31, 2024, the regulatory capital ratios presented in the foregoing table exceeded all “well-capitalized” regulatory thresholds.

Asset Quality

Credit quality	UMB Financial Corporation
(unaudited, dollars in thousands)
	Q4	Q3	Q2	Q1	Q4
	2024	2024	2024	2024	2023
Net charge-offs - total loans	$8,935	$8,454	$2,856	$3,017	$1,352
Net loan charge-offs as a % of total average loans	0.14%	0.14%	0.05%	0.05%	0.02%
Loans over 90 days past due	$7,602	$7,133	$5,644	$3,076	$3,111
Loans over 90 days past due as a % of total loans	0.03%	0.03%	0.02%	0.01%	0.01%
Nonaccrual and restructured loans	$19,282	$19,291	$13,743	$17,756	$13,212
Nonaccrual and restructured loans as a % of total loans	0.08%	0.08%	0.06%	0.08%	0.06%
Provision for credit losses	$19,000	$18,000	$14,050	$10,000	$—

•
Provision for credit losses for the fourth quarter increased $1.0 million from the linked quarter and $19.0 million from the fourth quarter of 2023. These changes are driven largely by provision tied to the $651.5 million and $2.5 billion increases, respectively, in period-end loans from the prior periods, as well as general portfolio trends in the current period as compared to the prior periods.
•
Net charge-offs for the fourth quarter totaled $8.9 million, or 0.14% of average loans, compared to $8.5 million, or 0.14% of average loans in the linked quarter, and $1.4 million, or 0.02% of average loans for the fourth quarter of 2023.

Dividend Declaration

At the company’s quarterly board meeting, the Board of Directors declared a $0.40 per share quarterly cash dividend, payable on April 1, 2025, to stockholders of record of the company's common stock at the close of business on March 10, 2025.

Conference Call

The company will host a conference call to discuss its fourth quarter 2024 earnings results on Wednesday, January 29, 2025, at 8:30 a.m. (CT).

Interested parties may access the call by dialing (toll-free) 833-470-1428 or (international) 404-975-4839 and requesting to join the UMB Financial call with access code 099512. The live call may also be accessed by visiting investorrelations.umb.com or by using the following link:

UMB Financial 4Q 2024 Conference Call

A replay of the conference call may be heard through February 12, 2025, by calling (toll-free) 866-813-9403 or (international) 929-458-6194. The replay access code required for playback is 612758. The call replay may also be accessed at investorrelations.umb.com.

Non-GAAP Financial Information

In this release, we provide information about net operating income, operating earnings per share – diluted (operating EPS), operating return on average equity (operating ROE), operating return on average assets (operating ROA), operating noninterest expense, operating efficiency ratio, operating pre-tax, pre-provision income (operating PTPP), operating pre-tax, pre-provision earnings per share – diluted (operating PTPP EPS), operating pre-tax, pre-provision income on a fully tax equivalent basis (operating PTPP-FTE), operating pre-tax, pre-provision FTE earnings per share – diluted (operating PTPP-FTE EPS), tangible shareholders’ equity, and tangible book value per share, all of which are non-GAAP financial measures. This information supplements the results that are reported according to generally accepted accounting principles in the United States (GAAP) and should not be viewed in isolation from, or as a substitute for, GAAP results. The differences between the non-GAAP financial measures – net operating income, operating EPS, operating ROE, operating ROA, operating noninterest expense, operating efficiency ratio, operating PTPP, operating PTPP EPS, operating PTPP-FTE, operating PTPP-FTE EPS, tangible shareholders’ equity, and tangible book value per share – and the nearest comparable GAAP financial measures are reconciled later in this release. The company believes that these non-GAAP financial measures and the reconciliations may be useful to investors because they adjust for acquisition- and severance-related items, and the FDIC special assessment that management does not believe reflect the company’s fundamental operating performance.

Net operating income for the relevant period is defined as GAAP net income, adjusted to reflect the impact of excluding expenses related to acquisitions, severance expense, the FDIC special assessment, and the cumulative tax impact of these adjustments.

Operating EPS (diluted) is calculated as earnings per share as reported, adjusted to reflect, on a per share basis, the impact of excluding the non-GAAP adjustments described above for the relevant period. Operating ROE is calculated as net operating income, divided by the company’s average total shareholders’ equity for the relevant period. Operating ROA is calculated as net operating income, divided by the company’s average assets for the relevant period. Operating noninterest expense for the relevant period is defined as GAAP noninterest expense, adjusted to reflect the pre-tax impact of non-GAAP adjustments described above. Operating efficiency ratio is calculated as the company’s operating noninterest expense, net of amortization of other intangibles, divided by the company’s total non-GAAP revenue (calculated as net interest income plus noninterest income, less gains on sales of securities available for sale, net).

Operating PTPP income for the relevant period is defined as GAAP net interest income plus GAAP noninterest income, less noninterest expense, adjusted to reflect the impact of excluding expenses related to acquisitions and severance, and the FDIC special assessment.

Operating PTPP-FTE for the relevant period is defined as GAAP net interest income on a fully tax equivalent basis plus GAAP noninterest income, less noninterest expense, adjusted to reflect the impact of excluding expenses related to acquisitions and severance, and the FDIC special assessment.

Tangible shareholders’ equity for the relevant period is defined as GAAP shareholders’ equity, net of intangible assets. Tangible book value per share is defined as tangible shareholders’ equity divided by the Company’s total shares outstanding.

Forward-Looking Statements:

This press release contains, and our other communications may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the fact that they do not relate strictly to historical or current facts. Forward-looking statements often use words such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “outlook,” “forecast,” “target,” “trend,” “plan,” “goal,” or other words of comparable meaning or future-tense or conditional verbs such as “may,” “will,” “should,” “would,” or “could.” Forward-looking statements convey our expectations, intentions, or forecasts about future events, circumstances, results, or aspirations. All forward-looking statements are subject to assumptions, risks, and uncertainties, which may change over time and many of which are beyond our control. You should not rely on any forward-looking statement as a prediction or guarantee about the future. Our actual future objectives, strategies, plans, prospects, performance, condition, or results may differ materially from those set forth in any forward-looking statement. Some of the factors that may cause actual results or other future events, circumstances, or aspirations to differ from those in forward-looking statements are described in our Annual Report on Form 10-K for the year ended December 31, 2023, our subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, or other applicable documents that are filed or furnished with the U.S. Securities and Exchange Commission (SEC). In addition to such factors that have been disclosed previously: macroeconomic and adverse developments and uncertainties related to the collateral effects of the collapse of, and challenges for, domestic and international banks, including the impacts to the U.S. and global economies; sustained levels of high inflation and the potential for an economic recession on the heels of aggressive quantitative tightening by the Federal Reserve; and impacts related to or resulting from instability in the Middle East and Russia’s military action in Ukraine, such as the broader impacts to financial markets and the global macroeconomic and geopolitical environments, may also cause actual results or other future events, circumstances, or aspirations to differ from our forward-looking statements. Any forward-looking statement made by us or on our behalf speaks only as of the date that it was made. We do not undertake to update any forward-looking statement to reflect the impact of events, circumstances, or results that arise after the date that the statement was made, except to the extent required by applicable securities laws. You, however, should consult further disclosures (including disclosures of a forward-looking nature) that we may make in any subsequent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K, or other applicable document that is filed or furnished with the SEC.

About UMB:

UMB Financial Corporation (Nasdaq: UMBF) is a financial services company headquartered in Kansas City, Missouri. UMB offers commercial banking, which includes comprehensive deposit, lending and investment services, personal banking, which includes wealth management and financial planning services, and institutional banking, which includes asset servicing, corporate trust solutions, investment banking, and healthcare services. UMB operates branches throughout Missouri, Illinois, Colorado, Kansas, Oklahoma, Nebraska, Arizona and Texas. As the company’s reach continues to grow, it also serves business clients nationwide and institutional clients in several countries. For more information, visit UMB.com, UMB Blog, UMB Facebook and UMB LinkedIn.

Consolidated Balance Sheets	UMB Financial Corporation
(unaudited, dollars in thousands)
	December 31,
	2024	2023
ASSETS
Loans	$25,642,301	$23,172,484
Allowance for credit losses on loans	(259,089)	(219,738)
Net loans	25,383,212	22,952,746
Loans held for sale	2,756	4,420
Securities:
Available for sale	7,774,334	7,068,613
Held to maturity, net of allowance for credit losses	5,376,267	5,688,610
Trading securities	28,533	18,093
Other securities	471,018	492,935
Total securities	13,650,152	13,268,251
Federal funds sold and resell agreements	545,000	245,344
Interest-bearing due from banks	7,986,270	5,159,802
Cash and due from banks	573,175	447,201
Premises and equipment, net	221,773	241,700
Accrued income	246,095	220,306
Goodwill	207,385	207,385
Other intangibles, net	63,647	71,012
Other assets	1,530,199	1,193,507
Total assets	$50,409,664	$44,011,674

LIABILITIES
Deposits:
Noninterest-bearing demand	$13,617,167	$12,130,662
Interest-bearing demand and savings	27,397,195	20,588,606
Time deposits under $250,000	969,132	2,292,899
Time deposits of $250,000 or more	1,158,535	780,692
Total deposits	43,142,029	35,792,859
Federal funds purchased and repurchase agreements	2,609,715	2,119,644
Short-term debt	—	1,800,000
Long-term debt	385,292	383,247
Accrued expenses and taxes	368,457	389,860
Other liabilities	437,630	425,645
Total liabilities	46,943,123	40,911,255

SHAREHOLDERS' EQUITY
Common stock	55,057	55,057
Capital surplus	1,145,638	1,134,363
Retained earnings	3,174,948	2,810,824
Accumulated other comprehensive loss, net	(573,050)	(556,935)
Treasury stock	(336,052)	(342,890)
Total shareholders' equity	3,466,541	3,100,419
Total liabilities and shareholders' equity	$50,409,664	$44,011,674

Consolidated Statements of Income	UMB Financial Corporation
(unaudited, dollars in thousands except share and per share data)
	Three Months Ended		Year Ended
	December 31,		December 31,
	2024	2023	2024	2023
INTEREST INCOME
Loans	$410,631	$381,041	$1,612,948	$1,399,961
Securities:
Taxable interest	71,403	53,890	257,562	214,981
Tax-exempt interest	24,387	25,637	99,375	102,197
Total securities income	95,790	79,527	356,937	317,178
Federal funds and resell agreements	5,902	3,540	17,628	17,647
Interest-bearing due from banks	42,314	32,267	182,145	103,190
Trading securities	331	227	1,351	729
Total interest income	554,968	496,602	2,171,009	1,838,705
INTEREST EXPENSE
Deposits	255,303	213,842	982,302	704,210
Federal funds and repurchase agreements	23,745	21,903	106,558	93,026
Other	6,946	30,335	81,257	121,353
Total interest expense	285,994	266,080	1,170,117	918,589
Net interest income	268,974	230,522	1,000,892	920,116
Provision for credit losses	19,000	—	61,050	41,227
Net interest income after provision for credit losses	249,974	230,522	939,842	878,889
NONINTEREST INCOME
Trust and securities processing	76,861	66,584	290,571	257,200
Trading and investment banking	6,185	5,751	24,226	19,630
Service charges on deposit accounts	21,405	21,330	84,512	84,950
Insurance fees and commissions	425	238	1,257	1,009
Brokerage fees	18,635	13,439	61,564	54,119
Bankcard fees	21,089	18,672	87,797	74,719
Investment securities gains (losses), net	593	1,014	10,720	(3,139)
Other	20,018	13,226	67,470	53,365
Total noninterest income	165,211	140,254	628,117	541,853
NONINTEREST EXPENSE
Salaries and employee benefits	161,062	134,231	593,913	553,421
Occupancy, net	11,272	12,296	47,539	48,502
Equipment	15,312	16,579	63,406	68,718
Supplies and services	3,173	5,546	14,845	16,829
Marketing and business development	8,999	6,659	28,439	25,749
Processing fees	30,565	27,271	117,899	103,099
Legal and consulting	12,229	8,424	46,207	29,998
Bankcard	9,398	8,677	44,265	32,969
Amortization of other intangible assets	1,917	2,048	7,705	8,587
Regulatory fees	5,255	59,183	31,904	77,010
Other	11,179	9,060	30,564	34,258
Total noninterest expense	270,361	289,974	1,026,686	999,140
Income before income taxes	144,824	80,802	541,273	421,602
Income tax expense	24,827	9,879	100,030	71,578
NET INCOME	$119,997	$70,923	$441,243	$350,024

PER SHARE DATA
Net income – basic	$2.46	$1.46	$9.05	$7.22
Net income – diluted	2.44	1.45	8.99	7.18
Dividends	0.40	0.39	1.57	1.53
Weighted average shares outstanding – basic	48,807,081	48,538,127	48,747,814	48,503,643
Weighted average shares outstanding – diluted	49,178,891	48,860,020	49,056,956	48,763,820

Consolidated Statements of Comprehensive Income	UMB Financial Corporation
(unaudited, dollars in thousands)
	Three Months Ended		Year Ended
	December 31,		December 31,
	2024	2023	2024	2023
Net income	$119,997	$70,923	$441,243	$350,024
Other comprehensive (loss) income, before tax:
Unrealized gains and losses on debt securities:
Change in unrealized holding gains and losses, net	(183,961)	293,578	(8,956)	147,977
Less: Reclassification adjustment for net (gains) losses included in net income	—	—	(139)	279
Amortization of net unrealized loss on securities transferred from available-for-sale to held-to-maturity	8,560	9,288	35,905	39,851
Change in unrealized gains and losses on debt securities	(175,401)	302,866	26,810	188,107
Unrealized gains and losses on derivative hedges:
Change in unrealized gains and losses on derivative hedges, net	(58,542)	10,767	(40,530)	15,015
Less: Reclassification adjustment for net gains included in net income	(677)	(2,589)	(8,069)	(10,654)
Change in unrealized gains and losses on derivative hedges	(59,219)	8,178	(48,599)	4,361
Other comprehensive (loss) income, before tax	(234,620)	311,044	(21,789)	192,468
Income tax benefit (expense)	57,426	(75,608)	5,674	(46,668)
Other comprehensive (loss) income	(177,194)	235,436	(16,115)	145,800
Comprehensive (loss) income	$(57,197)	$306,359	$425,128	$495,824

Consolidated Statements of Shareholders' Equity		UMB Financial Corporation
(unaudited, dollars in thousands except per share data)
	Common Stock	Capital Surplus	Retained Earnings	Accumulated Other Comprehensive (Loss) Income	Treasury Stock	Total
Balance - January 1, 2023	$55,057	$1,125,949	$2,536,086	$(702,735)	$(347,264)	$2,667,093
Total comprehensive income	—	—	350,024	145,800	—	495,824
Dividends ($1.53 per share)	—	—	(75,286)	—	—	(75,286)
Purchase of treasury stock	—	—	—	—	(8,367)	(8,367)
Issuances of equity awards, net of forfeitures	—	(10,385)	—	—	11,104	719
Recognition of equity-based compensation	—	17,975	—	—	—	17,975
Sale of treasury stock	—	220	—	—	296	516
Exercise of stock options	—	604	—	—	1,341	1,945
Balance - December 31, 2023	$55,057	$1,134,363	$2,810,824	$(556,935)	$(342,890)	$3,100,419

Balance - January 1, 2024	$55,057	$1,134,363	$2,810,824	$(556,935)	$(342,890)	$3,100,419
Total comprehensive income (loss)	—	—	441,243	(16,115)	—	425,128
Dividends ($1.57 per share)	—	—	(77,119)	—	—	(77,119)
Purchase of treasury stock	—	—	—	—	(7,738)	(7,738)
Issuances of equity awards, net of forfeitures	—	(11,220)	—	—	11,923	703
Recognition of equity-based compensation	—	21,876	—	—	—	21,876
Sale of treasury stock	—	342	—	—	240	582
Exercise of stock options	—	1,690	—	—	2,413	4,103
Common stock issuance costs	—	(1,413)	—	—	—	(1,413)
Balance - December 31, 2024	$55,057	$1,145,638	$3,174,948	$(573,050)	$(336,052)	$3,466,541

Average Balances / Yields and Rates	UMB Financial Corporation
(tax - equivalent basis)
(unaudited, dollars in thousands)
	Three Months Ended December 31,
	2024		2023
	Average	Average	Average	Average
	Balance	Yield/Rate	Balance	Yield/Rate
Assets
Loans, net of unearned interest	$25,289,788	6.46%	$23,109,063	6.54%
Securities:
Taxable	9,739,156	2.92	8,853,426	2.41
Tax-exempt	3,565,346	3.42	3,716,141	3.44
Total securities	13,304,502	3.05	12,569,567	2.72
Federal funds and resell agreements	429,898	5.46	235,284	5.97
Interest bearing due from banks	3,573,884	4.71	2,372,767	5.40
Trading securities	25,224	5.68	16,880	5.83
Total earning assets	42,623,296	5.24	38,303,561	5.21
Allowance for credit losses	(250,824)		(223,668)
Other assets	2,608,524		2,435,687
Total assets	$44,980,996		$40,515,580

Liabilities and Shareholders' Equity
Interest-bearing deposits	$27,379,603	3.71%	$22,556,514	3.76%
Federal funds and repurchase agreements	2,250,507	4.20	1,883,392	4.61
Borrowed funds	409,474	6.75	2,286,271	5.26
Total interest-bearing liabilities	30,039,584	3.79	26,726,177	3.95
Noninterest-bearing demand deposits	10,637,616		10,118,748
Other liabilities	776,031		715,688
Shareholders' equity	3,527,765		2,954,967
Total liabilities and shareholders' equity	$44,980,996		$40,515,580
Net interest spread		1.45%		1.26%
Net interest margin		2.57		2.46

Average Balances / Yields and Rates	UMB Financial Corporation
(tax - equivalent basis)
(unaudited, dollars in thousands)
	Year Ended December 31,
	2024		2023
	Average	Average	Average	Average
	Balance	Yield/Rate	Balance	Yield/Rate
Assets
Loans, net of unearned interest	$24,212,645	6.66%	$22,337,119	6.27%
Securities:
Taxable	9,290,809	2.77	9,097,110	2.36
Tax-exempt	3,634,588	3.44	3,790,921	3.38
Total securities	12,925,397	2.96	12,888,031	2.66
Federal funds and resell agreements	303,096	5.82	316,072	5.58
Interest bearing due from banks	3,482,402	5.23	2,046,349	5.04
Trading securities	22,311	6.53	14,030	5.65
Total earning assets	40,945,851	5.37	37,601,601	4.96
Allowance for credit losses	(235,370)		(216,245)
Other assets	2,479,363		2,344,911
Total assets	$43,189,844		$39,730,267

Liabilities and Shareholders' Equity
Interest-bearing deposits	$25,224,201	3.89%	$21,122,305	3.33%
Federal funds and repurchase agreements	2,338,455	4.56	2,175,415	4.28
Borrowed funds	1,447,646	5.61	2,311,238	5.25
Total interest-bearing liabilities	29,010,302	4.03	25,608,958	3.59
Noninterest-bearing demand deposits	10,077,251		10,640,344
Other liabilities	769,479		618,230
Shareholders' equity	3,332,812		2,862,735
Total liabilities and shareholders' equity	$43,189,844		$39,730,267
Net interest spread		1.34%		1.37%
Net interest margin		2.51		2.52

Business Segment Information	UMB Financial Corporation
(unaudited, dollars in thousands)
	Three Months Ended December 31, 2024
	Commercial Banking	Institutional Banking	Personal Banking	Total
Net interest income	$180,085	$53,118	$35,771	$268,974
Provision for credit losses	15,392	1,021	2,587	19,000
Noninterest income	29,278	109,812	26,121	165,211
Noninterest expense	92,740	109,850	67,771	270,361
Income (loss) before taxes	101,231	52,059	(8,466)	144,824
Income tax expense (benefit)	17,764	8,246	(1,183)	24,827
Net income (loss)	$83,467	$43,813	$(7,283)	$119,997

	Three Months Ended December 31, 2023
	Commercial Banking	Institutional Banking	Personal Banking	Total
Net interest income	$154,289	$44,150	$32,083	$230,522
Provision for credit losses	(1,926)	653	1,273	—
Noninterest income	25,956	90,361	23,937	140,254
Noninterest expense	114,190	114,306	61,478	289,974
Income (loss) before taxes	67,981	19,552	(6,731)	80,802
Income tax expense (benefit)	5,198	2,867	1,814	9,879
Net income (loss)	$62,783	$16,685	$(8,545)	$70,923

	Year Ended December 31, 2024
	Commercial Banking	Institutional Banking	Personal Banking	Total
Net interest income	$665,587	$199,821	$135,484	$1,000,892
Provision for credit losses	50,155	2,781	8,114	61,050
Noninterest income	130,187	398,306	99,624	628,117
Noninterest expense	356,136	408,323	262,227	1,026,686
Income (loss) before taxes	389,483	187,023	(35,233)	541,273
Income tax expense (benefit)	71,248	33,126	(4,344)	100,030
Net income (loss)	$318,235	$153,897	$(30,889)	$441,243

	Year Ended December 31, 2023
	Commercial Banking	Institutional Banking	Personal Banking	Total
Net interest income	$598,371	$192,765	$128,980	$920,116
Provision for credit losses	33,184	1,406	6,637	41,227
Noninterest income	97,614	347,933	96,306	541,853
Noninterest expense	365,856	382,770	250,514	999,140
Income (loss) before taxes	296,945	156,522	(31,865)	421,602
Income tax expense (benefit)	47,874	26,664	(2,960)	71,578
Net income (loss)	$249,071	$129,858	$(28,905)	$350,024

The company has strategically aligned its operations into the following three reportable segments: Commercial Banking, Institutional Banking, and Personal Banking. Senior executive officers regularly evaluate business segment financial results produced by the company’s internal reporting system in deciding how to allocate resources and assess performance for individual business segments. The company’s reportable segments include certain corporate overhead, technology and service costs that are allocated based on methodologies that are applied consistently between periods. For comparability purposes, amounts in all periods are based on methodologies in effect at December 31, 2024.

Non-GAAP Financial Measures

Net operating income Non-GAAP reconciliations:	UMB Financial Corporation
(unaudited, dollars in thousands except per share data)
	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Net income (GAAP)	$119,997	$70,923	$441,243	$350,024
Adjustments:
Acquisition expense	3,658	52	16,250	179
Severance expense	245	1,207	569	8,943
FDIC special assessment	(826)	52,840	6,644	52,840
Tax-impact of adjustments (i)	(497)	(12,984)	(2,961)	(14,871)
Total Non-GAAP adjustments (net of tax)	2,580	41,115	20,502	47,091
Net operating income (Non-GAAP)	$122,577	$112,038	$461,745	$397,115

Earnings per share - diluted (GAAP)	$2.44	$1.45	$8.99	$7.18
Acquisition expense	0.07	—	0.33	—
Severance expense	—	0.02	0.01	0.18
FDIC special assessment	(0.01)	1.08	0.14	1.08
Tax-impact of adjustments (i)	(0.01)	(0.26)	(0.06)	(0.30)
Operating earnings per share - diluted (Non-GAAP)	$2.49	$2.29	$9.41	$8.14

GAAP
Return on average assets	1.06%	0.69%	1.02%	0.88%
Return on average equity	13.53	9.52	13.24	12.23

Non-GAAP
Operating return on average assets	1.08%	1.10%	1.07%	1.00%
Operating return on average equity	13.82	15.04	13.85	13.87

(i) Calculated using the company’s marginal tax rate of 23.0% for 2024 and 24.0% for 2023. Certain merger-related expenses are non-deductible.

Operating noninterest expense and operating efficiency ratio Non-GAAP reconciliations:	UMB Financial Corporation
(unaudited, dollars in thousands)
	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Noninterest expense	$270,361	$289,974	$1,026,686	$999,140
Adjustments to arrive at operating noninterest expense (pre-tax):
Acquisition expense	3,658	52	16,250	179
Severance expense	245	1,207	569	8,943
FDIC special assessment	(826)	52,840	6,644	52,840
Total Non-GAAP adjustments (pre-tax)	3,077	54,099	23,463	61,962
Operating noninterest expense (Non-GAAP)	$267,284	$235,875	$1,003,223	$937,178

Noninterest expense	$270,361	$289,974	$1,026,686	$999,140
Less: Amortization of other intangibles	1,917	2,048	7,705	8,587
Noninterest expense, net of amortization of other intangibles (Non-GAAP) (numerator A)	$268,444	$287,926	$1,018,981	$990,553

Operating noninterest expense	$267,284	$235,875	$1,003,223	$937,178
Less: Amortization of other intangibles	1,917	2,048	7,705	8,587
Operating expense, net of amortization of other intangibles (Non-GAAP) (numerator B)	$265,367	$233,827	$995,518	$928,591

Net interest income	$268,974	$230,522	$1,000,892	$920,116
Noninterest income	165,211	140,254	628,117	541,853
Less: Gains on sales of securities available for sale, net	—	—	139	152
Total Non-GAAP Revenue (denominator A)	$434,185	$370,776	$1,628,870	$1,461,817

Efficiency ratio (numerator A/denominator A)	61.83%	77.65%	62.56%	67.76%
Operating efficiency ratio (Non-GAAP) (numerator B/denominator A)	61.12	63.06	61.12	63.52

Operating pre-tax, pre-provision income non-GAAP reconciliations:	UMB Financial Corporation
(unaudited, dollars in thousands except per share data)
	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Net interest income (GAAP)	$268,974	$230,522	$1,000,892	$920,116
Noninterest income (GAAP)	165,211	140,254	628,117	541,853

Noninterest expense (GAAP)	270,361	289,974	1,026,686	999,140
Adjustments to arrive at operating noninterest expense:
Acquisition expense	3,658	52	16,250	179
Severance expense	245	1,207	569	8,943
FDIC special assessment	(826)	52,840	6,644	52,840
Total Non-GAAP adjustments	3,077	54,099	23,463	61,962
Operating noninterest expense (Non-GAAP)	267,284	235,875	1,003,223	937,178
Operating pre-tax, pre-provision income (Non-GAAP)	$166,901	$134,901	$625,786	$524,791

Net interest income earnings per share - diluted (GAAP)	$5.47	$4.72	$20.40	$18.87
Noninterest income (GAAP)	3.36	2.87	12.80	11.11
Noninterest expense (GAAP)	5.50	5.93	20.93	20.48
Acquisition expense	0.07	—	0.33	—
Severance expense	—	0.02	0.01	0.18
FDIC special assessment	(0.01)	1.08	0.14	1.08
Operating pre-tax, pre-provision earnings per share - diluted (Non-GAAP)	$3.39	$2.76	$12.75	$10.76

Operating pre-tax, pre-provision income - FTE Non-GAAP reconciliations:	UMB Financial Corporation
(unaudited, dollars in thousands except per share data)
	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Net interest income (GAAP)	$268,974	$230,522	$1,000,892	$920,116
Adjustments to arrive at net interest income - FTE:
Tax equivalent interest	6,369	6,670	25,893	26,359
Net interest income - FTE (Non-GAAP)	275,343	237,192	1,026,785	946,475

Noninterest income (GAAP)	165,211	140,254	628,117	541,853

Noninterest expense (GAAP)	270,361	289,974	1,026,686	999,140
Adjustments to arrive at operating noninterest expense:
Acquisition expense	3,658	52	16,250	179
Severance expense	245	1,207	569	8,943
FDIC special assessment	(826)	52,840	6,644	52,840
Total Non-GAAP adjustments	3,077	54,099	23,463	61,962
Operating noninterest expense (Non-GAAP)	267,284	235,875	1,003,223	937,178
Operating pre-tax, pre-provision income - FTE (Non-GAAP)	$173,270	$141,571	$651,679	$551,150

Net interest income earnings per share - diluted (GAAP)	$5.47	$4.72	$20.40	$18.87
Tax equivalent interest	0.13	0.14	0.53	0.54
Net interest income - FTE (Non-GAAP)	5.60	4.86	20.93	19.41
Noninterest income (GAAP)	3.36	2.87	12.80	11.11
Noninterest expense (GAAP)	5.50	5.93	20.93	20.48
Acquisition expense	0.07	—	0.33	—
Severance expense	—	0.02	0.01	0.18
FDIC special assessment	(0.01)	1.08	0.14	1.08
Operating pre-tax, pre-provision income - FTE earnings per share - diluted (Non-GAAP)	$3.52	$2.90	$13.28	$11.30

Tangible book value non-GAAP reconciliations:	UMB Financial Corporation
(unaudited, dollars in thousands except share and per share data)
	As of December 31,
	2024	2023
Total shareholders' equity (GAAP)	$3,466,541	$3,100,419
Less: Intangible assets
Goodwill	207,385	207,385
Other intangibles, net	63,647	71,012
Total intangibles, net	271,032	278,397
Total tangible shareholders' equity (Non-GAAP)	$3,195,509	$2,822,022

Total shares outstanding	48,814,177	48,554,127

Ratio of total shareholders' equity (book value) per share	$71.02	$63.85
Ratio of total tangible shareholders' equity (tangible book value) per share (Non-GAAP)	65.46	58.12